                                                                   EXHIBIT 4.3


                         VOID AFTER __________, 2003

           REDEEMABLE COMMON STOCK PURCHASE WARRANT CERTIFICATE TO
                      PURCHASE ONE SHARE OF COMMON STOCK             WARRANTS
                       PERFORMANCE PRINTING CORPORATION
                    INCORPORATED UNDER THE LAWS OF THE STATE
                                    OF TEXAS
                      THIS CERTIFICATE IS TRANSFERABLE IN
                                   DALLAS, TX
                                                              SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                                                             CUSP#713760 114
THIS CERTIFIES THAT
  OR REGISTERED ASSIGNS (THE "REGISTERED HOLDER") IS THE OWNER OF


Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement
(as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 per value, of Performance Printing Corporation, a Texas corporation (the "Company"), at any time between __________, 1998 (the "Initial Warrant Exercise Date"), and the Expiration Date (as herein defined) upon the presentation and surrender of this Warrant Certificate with the Election to Purchase on the reverse hereof duly executed, at the corporate office of Securities Transfer Corporation, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $7.50 subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.
     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.
     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


Dated:
                                               PERFORMANCE PRINTING CORPORATION
  COUNTERSIGNED AND REGISTERED:
      SECURITIES TRANSFER CORPORATION
      P. O. Box 701629
      Dallas, Tx 75370-0001

By:
   -----------------------------                  SECRETARY       PRESIDENT
   TRANSFER AGENT AND REGISTRAR-
   AUTHORIZED SIGNATURE


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                        PERFORMANCE PRINTING CORPORATION

                              ELECTION TO PURCHASE
                  (To be signed only upon exercise of Warrant)

TO: Performance Printing Corporation

        The undersigned, the Holder of Warrant Certificate number -(the "Warrant"), representing Warrants of Performance Printing Corporation (the 'Company"),
        which Warrant Certificate Is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, shares of Common Stock of the
Company, and herewith makes payment of $      therefor, and requests that the
certificates for such securities be issued In the name of and delivered to whose address Is all In accordance with the Warranty Agreement and the Warrant Certificate.

Dated:
        (Signature must conform In all respects to name of Holder as specified on the face of the Warrant Certificate)

                                               ASSIGNMENT

(To be exercised by the registered holder If such holder desires to transfer the Warrant Certificate.) Dated: hereby sells, assigns and transfers unto this Warrant Certificate, together with all with all rights, title and Interest therein, and does hereby Irrevocably constitute and appoint
        Attorney,
to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution

Dated:                                                     Signature:
                                        (Signature must conform In all respects
                                                  to name of Holder as
                                                  specified on the face of

                                        (insert Social Security or Other
                                                  Identifying Number of
                                                  Assignee)

                        PERFORMANCE PRINTING CORPORATION

        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ______ 1998, by and between the Company and the Warrant Agent.

        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

        The term "Expiration Date" shall mean 5:00 p.m. (Dallas time) on _____ 2003. If such date shall in the State of Texas be a holiday or a day on which the banks are authorized close, then the Expiration Date shall mean 5:00 p.m. (Dallas time) the next following day which in the State of Texas is not a holiday or a day on which banks are authorized to close.

        The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrentder. Upon due presentment and payment of any tax or other charges imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Cetificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

          Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

          Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at the redemption price of $.05 per Warrant, on not less than 30 not more than 60 days written notice ("Notice of Redemption").If the closing price for the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date notice of redemption is mailed equals or exceeds $10.00 per share subject to adjustment under certain circumstances and provided there is then a current registration statement under the Securities Act of 1933, as amended, with respect the Warrants except to receive the $.05 per Warrant upon surrender of this Warrant Certificate.

          Under certain circumstances, the Representative shall (as that term is defined in the Warrant Agreement) or its designees collectively shall be entitled upon the exercise or redemption of the Warrants to receive a fee equal to 5% of the gross proceed received by the Company from the exercise of the Warrants and 5% of the aggregate redemption for the Warrants represented hereby.

          Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company of the Warrant Agent for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

          This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflicts of laws.



                              ELECTION TO PURCHASE
                 (TO BE SIGNED ONLY UPON, EXERCISE OF WARRANT.)

TO:  Performance Printing Corporation

     The undersigned, the Holder of Warrant Certificate number ____________(the "Warrant"), representing __________ Warrants of Performance Printing Corporation (the "Company"), which Warrant Certificate is going delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, _____________ shares of Common Stock of the Company, and herewith makes payment of $______ therefor, and requests that the certificates for such securities be issued in the name of and delivered to

_______________________________________________________________________________
whose address is

_______________________________________________________________________________
all in accordance with the Warranty Agreement and the Warrant Certificate.

Dated:______________________       ____________________________________________
                                   (Signature must conform in all respects to
                                    name of Holder as specified on the face of the Warrant Certificate)


                                   ASSIGNMENT
  (TO BE EXERCISED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER
                           THE WARRANT CERTIFICATE.)


     Dated:___________________________________________ hereby sells, assigns and transfers unto______________________________________________________________
this Warrant Certificate, together with all with all rights, title and interest therin, and does hereby irrevocably constitute and______________________________ appoint____________________________________________ to transfer the within
Warrant Certificate on the books of the within-named Company, with full power of substitution. I

Dated:___________________________      Signature:_______________________________
                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of the Warrant Certificate)

                                       _________________________________________
                                       (Insert social Security or Other
                                       Identifying Number of Assignee)